                                                                    Exhibit 10.6

                         SECURITIES HOLDERS AGREEMENT

                                  Dated as of

                                February 2, 1999

                                     among

                            ICG CAPITAL GROUP, INC.,

                     SAFEGUARD SCIENTIFICS (DELAWARE), INC.

                           SAFEGUARD 98 CAPITAL, L.P.

                               COMCAST ICG, INC.

                               CPQ HOLDINGS, INC.

                             INTERNET ASSETS, INC.

                      GENERAL ELECTRIC CAPITAL CORPORATION

                          TECHNOLOGY LEADERS II, L.P.

                                      and

                         TL VENTURES SECOND CORPORATION

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
ARTICLE I     DEFINITIONS..........................................    1

        1.1   Definitions..........................................    1

ARTICLE II    COVENANTS AND REPRESENTATIONS........................    5

        2.1   Legend...............................................    5
        2.2   Certain Preemptive Rights............................    5
        2.3   Right of First Refusal...............................    6
        2.4   Co-Investment Opportunities..........................    7
        2.5   Conflicts of Interest................................    8
        2.6   Related Party Transaction............................    8
        2.7   Approval of Merger and Merger Agreement..............    8
              ---------------------------------------
        2.8   Registration Rights..................................    8
              -------------------
        2.9   Indemnification......................................    8
              ---------------
        2.10  Merger of TL Corporations............................    8
                     ------------------

ARTICLE III   CORPORATE ACTIONS....................................    9

        3.1   Certificate of Incorporation and Bylaws..............    9
        3.2   Directors and Voting Agreements......................    9
        3.3   Vacancies; Resignation...............................    9
        3.4   Right to Remove Certain of the Company's Directors...    9
        3.5   Right to Fill Certain Vacancies in Company's Board...    9
        3.6   Management Company...................................   10
              ------------------
        3.7   Amendment of Articles and Bylaws.....................   10
        3.8   Termination of Voting Agreements.....................   10

ARTICLE IV    MISCELLANEOUS........................................   11

        4.1   Amendment and Modification...........................   11
        4.2   Successors and Assigns; Entire Agreement.............   11
        4.3   Severability.........................................   11
        4.4   Notices..............................................   11
        4.5   Indemnification......................................   12
        4.6   Governing Law........................................   12
        4.7   Resolution of Disputes...............................   12
        4.8   Headings.............................................   14
        4.9   Counterparts.........................................   14
       4.10   Further Assurances...................................   14
              ------------------
       4.11   Remedies.............................................   14
              --------
       4.12   Effect of Waiver or Consent..........................   14
              ---------------------------
       4.13   Party No Longer Owning Securities....................   14
              ---------------------------------
       4.14   No Effect on Employment..............................   14
              -----------------------
       4.15   Pronouns.............................................   15
              --------
       4.16   Termination..........................................   15
              -----------

       4.17   Reliance on Authority of Person Signing Agreement....   15
              -------------------------------------------------

                         SECURITIES HOLDERS AGREEMENT

          THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of February 2, 1999 (the "Agreement"), by and among ICG Capital Group, Inc. (the "Company"), Safeguard Scientifics (Delaware), Inc. ("SSI-Delaware"), Safeguard 98 Capital, L.P. ("Safeguard 98 L.P."), Comcast ICG, Inc. ("Comcast ICG"), CPQ Holdings, Inc. ("CPQ"), Internet Assets, Inc. ("Internet Assets"), General Electric Capital Corporation ("GE Capital"), Technology Leaders II, L.P. ("TL-Delaware"), and TL Ventures Second Corporation ("TL-Offshore"). SSI-Delaware, Safeguard 98 L.P., TL-Delaware, TL-Offshore, Comcast ICG, CPQ, GE Capital and Internet Assets are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background
                                   ----------

          A. The Company has entered into an Agreement of Merger, dated as of February 2, 1999 (the "Merger Agreement"), pursuant to which Internet Capital Group, L.L.C., a Delaware limited liability company ("Internet L.L.C.") has, among other things, merged with and into the Company (the "Merger"), and the Company has, among other things, issued shares of its Common Stock, par value $.001 per share, to certain previous members of Internet L.L.C.

          B. The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities (as hereinafter defined).

                                     Terms
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1  Definitions.  As used in this Agreement, the following terms have
               -----------
the following meanings:

            "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

            "Agreement" shall have the meaning set forth in the Preamble.

            "Board of Directors" shall mean the Board of Directors of the Company.

            "Comcast" shall mean Comcast Corporation.

            "Comcast ICG" shall have the meaning set forth in the Preamble.

            "Common Stock" shall mean the Company's Common Stock, par value, $.001 per share.

            "Company" shall have the meaning set forth in the Preamble.

            "CPQ" shall have the meaning set forth in the Preamble.

            "Directors" shall mean the members of the Board of Directors.

            "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, limited liability partnership, cooperative or association.

            "GE Capital" shall have the meaning set forth in the Preamble.

            "Internet Assets" shall have the meaning set forth in the Preamble.

            "Internet L.L.C." shall have the meaning set forth in the Recitals.

            "Investors" shall have the meaning set forth in the Preamble.

            "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Internet L.L.C. dated January 4, 1999.

            "Management Agreement" shall have the meaning set forth in Section 3.6.

            "Management Company" shall have the meaning set forth in Section
     3.6.

            "Merger" shall have the meaning set forth in the Recitals.

            "Merger Agreement" shall have the meaning set forth in the Recitals.

            "Notice" shall have the meaning set forth in Section 2.3(a).

            "Offered Shares" shall have the meaning set forth in Section 2.3(a).

            "Options" shall mean (1) the non-qualified options to purchase four thousand seven hundred (4,700) shares of Common Stock that may be granted to non-employees of the Company pursuant to the Company's Option Plan For Non-Employees, and
     (2) the non-qualified options to purchase up to one hundred thousand (100,000) shares of Common Stock that may be granted to employees, officers, consultants and advisors to the Company pursuant to the Company's Option Plan For Employees and Consultants.

            "Permitted Offerees" shall have the meaning set forth in Section 2.3(c).

            "Permitted Transferee" shall mean (i) in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of such Investor's assets; (ii) in the case of any Strategic Partner (or Comcast) and (iii) in the case of any Investor or Permitted Transferee, any person provided the Securities are Transferred to such Person in compliance with the provisions of the Certificate of Incorporation of the Company.

            "Person" shall mean any individual person or Entity.

            "Proposed Transferee" shall have the meaning set forth in Section 2.3(c).

            "Public Offering" shall mean a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than (i) a Special Registration Statement or (ii) a registration statement relating to a Unit Offering) in respect of the offer and sale of shares of Common Stock for the account of the Company.

            "Refused Shares" shall have the meaning set forth in Section 2.3(c).

            "Safeguard" shall mean Safeguard Scientifics, Inc., which owns all of the outstanding equity interests of SSI-Delaware and Safeguard 98 L.P.

            "Safeguard 98 L.P." shall have the meaning set forth in the Preamble.

          "Securities" shall mean the Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exchangeable for such capital stock, or any options, warrants or other rights to acquire such capitals stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of the Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or used in connection with the acquisition of the business of another person or entity or (ii) a registration statement registering a Unit Offering.

            "SSI-Delaware" shall have the meaning set forth in the Preamble.

            "Strategic Partners" shall mean the Entities described in the following clauses (i), (ii), or (iii). For so long as (i) any of SSI-Delaware, Safeguard 98 L.P., TL, Comcast ICG, Inc. (an indirect wholly owned subsidiary of Comcast) and CPQ Holdings, Inc. (a wholly owned subsidiary of Compaq Computer Corporation) are the beneficial owner of at least fifteen thousand (15,000) shares of Common Stock, (ii) GE Capital is the beneficial owner of at least thirty-five thousand (35,000) shares of Corporation, (iii) Internet Assets is the beneficial owner of at least fifty thousand (50,000) shares of Common Stock, and (iv) any Entity subsequent to the date hereof that acquires beneficial ownership of at least fifty thousand (50,000) shares of Common Stock.

            "Subsidiary" shall mean any Entity that is an Affiliate of the Company.

            "TL" shall mean collectively TL-Delaware, TL-Offshore, and the TL Corporations.

            "TL Corporations" shall mean any corporations wholly owned by either TL-Delaware or TL-Offshore which acquire Securities of the Company.

            "TL-Delaware" has the meaning set forth in the Preamble.

            "TL-Offshore" has the meaning set forth in the Preamble.

            "Transfer" shall mean the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

            "Transferring Partner" shall have the meaning set forth in Section 2.3(a).

            "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

            "1940 Act" means the Investment Company Act of 1940, as amended.


                                   ARTICLE II
                         COVENANTS AND REPRESENTATIONS

           2.1 Legend. The certificates representing the Securities shall bear the following legend in addition to any other legend required under applicable law:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.


          2.2  Certain Preemptive Rights.
               -------------------------

               (a) If at any time the Company proposes to issue any type of Securities, other than the Securities described in Section 2.2(d) below, the Company shall first offer in writing to sell to each Strategic Partner its pro rata share of the proposed issue of such type of Securities, at the same price and on the same terms at which the Company proposes to sell such issue to others. For purposes hereof, each Strategic Partner's "pro rata share" of an issue of any type of Securities shall be that amount of such Securities which would result in such Strategic Partner owning the same percentage of the Company's issued and outstanding shares of that certain type of Security after the issuance of the Securities as such Strategic Partner owned immediately prior to the issuance. For purposes hereof, a Strategic Partner's "pro rata share" of an issue of Securities shall be that number which is equal to the product of (i) the number of shares proposed to be issued times (ii) a fraction, the numerator of which is the number of outstanding shares of Securities held by such Strategic Partner, and the denominator of which is the aggregate number of outstanding shares of Securities calculated on a fully diluted basis.

               (b) The Company's offer shall describe the Securities proposed to be issued by the Company, specifying the quantity, the price and payment terms. Each Strategic Partner shall have thirty (30) days from receipt of such offer to accept the offer in writing, which acceptance may be as to all or any part of its pro rata share of such issue. Sale of the portion of the Securities subscribed for hereunder shall be held on a date acceptable to the Company and each Strategic Partner, but in no event more than sixty (60) days after the date of the Company's offer to the Strategic Partners.

               (c) In the event the Strategic Partners do not subscribe for all of the issue of Securities offered to them pursuant to this Section 2.2, the Company may sell the portion of the Securities not subscribed for, together with the portion of such issue of Securities, if any, not subject to preemptive rights under this Section 2.2, at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer; provided, however, that if such sale
                                            --------  -------
is not consummated within one hundred twenty (120) days after the date the offer pursuant to this Section 2.2 was made to the Strategic Partners, the Company shall not sell such Securities without again complying with this Section 2.2.

               (d) The rights of Strategic Partners under this Section 2.2 shall not apply to the following Securities:

                    (i)   Securities issued with respect to the Options;

                    (ii)  Securities issued in accordance with this Agreement;
and

                    (iii) Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination.

          2.3  Right of First Refusal
               ----------------------

               (a) Any Strategic Partner (other than TL or SSI-Delaware) (each, a "Transferring Partner") may at any time offer to sell to the Company any or all of the Securities then owned by it upon written notice to the Company (the "Notice") which Notice shall set forth (i) a description of the type and number of shares of Securities the Transferring Partner desires to sell (the "Offered Shares") and the price per share, (ii) the proposed date of the transfer, and
(iii) the percentage which the number of Offered Shares constitutes with respect to the aggregate number of shares of Securities then held by the Transferring Partner.

               (b) The Company shall have the option, but not the obligation, to purchase all or any part of the Offered Shares on the same terms as specified in the Notice. Within thirty (30) days after receipt by the Company of the Notice, the Company shall give written notice to the Transferring Partner stating the number of Offered Shares it desires to purchase and a date and time for consummation of the purchase which shall be not less than sixty (60) or more than ninety (90) days after receipt by the Company of the Notice. Failure by the Company to give such notice within such time period shall be deemed an election by it not to purchase any Offered Shares. The Director (as hereinafter defined) designated by the Transferring Partner shall not be entitled to vote as a Director in connection with the decision of the Company whether to exercise its option to purchase such Transferring Partner's Offered Shares, provided,
                                                                   --------
that if such Director's vote is required for valid legal action he or she shall vote in accordance with the decision of the majority of the Board of Directors.

          (c) If the Company elects not to exercise its option with respect to all of the Offered Shares (the Offered Shares which the Company elects not to purchase being referred to as the "Refused Shares"), it may offer such Refused Shares to one or more Investors, or to another Person selected by it that is reasonably acceptable to the Transferring Partner (collectively, the "Permitted Offerees"), by delivering written notice to such Permitted Offerees concurrently with the delivery of its notice to the Transferring Partner under subsection (b) above. The number of Refused Shares offered to any Permitted Offeree shall be determined by the Company in its sole discretion. Each such Permitted Offeree shall thereupon have the option, but not the obligation, to purchase the number of Refused Shares offered to it or him on the same terms as specified in the Notice. After the expiration of the thirty (30)-day period described in Section 2.3(b) above, but within forty-five (45) days after receipt by the Company of the Notice, each such Permitted Offeree shall give written notice to the Transferring Partner and the Company stating whether or not he or it elects to exercise his or its option, and a date and time for consummation of the purchase which shall be not more than ninety (90) days after receipt by the Company of the Notice. Failure by a Permitted Offeree to give such notice within such time period shall be deemed an election by him or it not to exercise his or its option. If the Permitted Offerees and the Company do not purchase all of the Offered Shares, the Transferring Partner may sell all of the Offered Shares (and therefore the rights of the Company and the Permitted Offerees under this
Section 2.3 shall be terminated) at any time within 180 days after the date the Notice was received by the Company, to a Person selected by the Transferring Partner who is reasonably acceptable to the Company (the "Proposed Transferee"). Any such sale shall be to the Proposed Transferee at the price and upon the other terms and conditions set forth in the Notice, or at least terms no less favorable to the Transferring Partner or more favorable to the Proposed Transferee, as the terms contained in the Notice. The Transferring Partner shall provide at least 20 days' prior written notice of such sale to the Company. Any Offered Shares not sold within the 180 day period shall again be subject to the requirements of a prior offer pursuant to this Section 2.3. If the Transferring Partner at any time proposes to sell the Offered Shares at a price, or on terms and conditions, less favorable to the Transferring Partner or more favorable to the Proposed Transferee than those set forth in the Notice, then the Offered Shares shall again be subject to the requirements of a prior offer pursuant to this Section 2.3. Any Transfer pursuant to this Section 2.3 shall be subject to the provisions effecting the Transfer of Securities as set forth in the Certificate of Incorporation. The preemptive rights granted under Section 2.2 shall not apply to any offering by the Company of Refused Shares under this
Section 2.3(c).

          2.4  Co-Investment Opportunities
               ---------------------------

               (a) The Company, Safeguard and TL will each present to each other and to each other Strategic Partner, in writing, any Internet-related investment opportunity that it receives, and each of the Company, TL, Safeguard (or Safeguard 98 L.P.) and such other Strategic Partner will have the right on all Internet-related investments to invest equally in the opportunity regardless of the origin of the deal, provided it gives written notice of its election to invest to the party originating the deal within thirty (30) days after receipt of the offer. No Strategic Partner (other than TL or Safeguard) will be required to offer to the Company, TL or Safeguard any Internet-related investment opportunity received by it. Notwithstanding the above, Safeguard will not be required to offer to the Company, TL or any other Strategic Partner any Internet-related investment originated by it in which it intends to acquire a majority interest, or to offer to the Company or any Strategic Partner (other then TL) any Internet-related investment to the extent such offer would cause Safeguard to be in breach of its obligations or commitments to TL or any future TL funds.

               (b) The Company has an understanding and acknowledgment from the other parties that, for strategic reasons, it will have the right to take majority ownership in four to six core portfolio companies, and that any such investment will be not subject to the co-investment rules described above. This right will be negotiated on a deal by deal basis. Notwithstanding anything in this Agreement to the contrary, if the exercise by a Strategic Partner of any right under this Section 2.4 shall cause the Company, in the written opinion of outside counsel, to be an investment company subject to registration under the 1940 Act, such Strategic Partner will not be permitted to exercise any such right. As soon as reasonably practicable after the date hereof, each of the Strategic Partners and the Company agree to discuss and negotiate in good faith the modification or termination of this Section 2.4 in the context of the Company's goal of effecting a Public Offering in the future.

          2.5  Conflicts of Interest.  The parties hereto acknowledge that
               ---------------------
there may be conflicts of interest that arise from time to time due to existing investments of the Strategic Partners and prospective investments by the Company. The Company shall notify each Strategic Partner in writing before acquiring the securities of any portfolio company, which notice shall identify the portfolio company and contain a brief description of the terms of the acquisition and the portfolio company's business. The Company will not invest in a portfolio company if within ten (10) days after receipt of the Company's notice, a Strategic Partner notifies the Company in writing that such investment would cause such Strategic Partner to be in breach of its contractual obligations, or be subject to penalties, arising from its existing investments, and the Strategic Partner provides evidence reasonably satisfactory to the Company of such contractual obligations or penalties. The Company also intends to use outside independent financial advisors to value investments in companies where an Investor already has an existing investment.

          2.6  Related Party Transaction.  The Company may transact business
               -------------------------
with any Investor or Permitted Transferee or their Affiliates, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

          2.7  Approval of Merger and Merger Agreement.  Each of the Strategic
               ---------------------------------------
Partners hereby ratifies, confirms and approves in all respects the Merger in accordance with the terms of the Merger Agreement.

          2.8  Registration Rights.  The Company hereby assumes the
               -------------------
registration rights and obligations set forth in Section 3.12 and Exhibit C of the LLC Agreement.

          2.9  Indemnification.  The Company hereby assumes the indemnification
               ---------------
obligations set forth in Article IX of the LLC Agreement.

          2.10 Merger of TL Corporations.  [to be discussed]
               -------------------------

                                  ARTICLE III
                               CORPORATE ACTIONS

          3.1  Certificate of Incorporation and Bylaws.  Each Investor has
               ---------------------------------------
reviewed the Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits B-1 and B-2, and hereby approves and ratifies the same.

          3.2  Directors and Voting Agreements.  Each Investor and Permitted
               -------------------------------
Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors is composed at all times of at least five persons or such greater number as to allow each Strategic Partner to designate a person for a seat on the Board of Directors and to elect as a Director any such person nominated by a Strategic Partner; provided that the number of Directors shall not exceed nine. Directors need not be residents of the state of Delaware. Subject to the provisions set forth herein, the number of Directors may be amended by action of the then incumbent Directors. Each Strategic Partner's designee shall hold office as long as his or her designator remains a Strategic Partner of the Company, or until his earlier death, insanity, retirement, resignation or removal or as provided in the Bylaws.

          3.3  Vacancies; Resignation.  Any vacancy occurring pursuant to
               ----------------------
Sections 3.2 (other than vacancies also subject to Section 3.5) may be filled, at the sole discretion of the Board of Directors, by the affirmative vote of a majority of the remaining Directors though less than a quorum. If the Board of Directors determines that there is cause to remove a director, such director can be removed by the affirmative vote of a majority of all of the shares of Common Stock issued and outstanding on a fully-diluted basis at any meeting of the Investors and Permitted Transferees that hold shares of Common Stock called expressly for that purpose and at which a quorum of such Investors and Permitted Transferees is present. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          3.4  Right to Remove Certain of the Company's Directors.  Each
               --------------------------------------------------
Strategic Partner may request that any Director designated by it be removed (with or without cause) by written notice to the other Investors and Permitted Transferee holding shares of Common Stock, and, in any such event, each such Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by them or it for the removal of such person as a Director. In the event any person ceases to be a Director, such person shall also cease to be a member of any committee of the Board of Directors.

          3.5  Right to Fill Certain Vacancies in Company's Board.  In the
               --------------------------------------------------
event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Director designated by a Strategic Partner, or if otherwise there shall exist or occur any vacancy on the Board of Directors in a directorship subject to designation by a Strategic Partner, such vacancy shall not be filled by the remaining Directors but each Investor and Permitted Transferee holding shares of Common Stock hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by them or it to elect that individual designated to fill such vacancy and serve as a Director, as shall be designated by the Strategic Partner then entitled to designate such Director pursuant to Section 3.2.


          3.6  Management Company.  (a) The Company is authorized to enter into
               ------------------
an agreement with a management company selected by the Board of Directors (such company, the "Management Company"), in a form acceptable to the Board of Directors (such agreement, the "Management Agreement") pursuant to which the Management Company may provide certain management and administrative services to the Company.

               (b) The Board of Directors shall be responsible for supervising the activities of the Management Company and for enforcing the rights of the Company under the Management Agreement. The Board of Directors shall have final authority with respect to the management, operations and policies of the Company and shall be solely responsible for making all decisions with respect to the investment of the Company's assets.

               (c) In exchange for its services, the Management Company may be entitled to receive from the Company a fee in such amount and payable at such times as provided in the Management Agreement.

          3.7  Amendment of Articles and Bylaws.  Each Investor and Permitted
               --------------------------------
Transferee holding shares of Common Stock agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Certificate of Incorporation or Bylaws inconsistent with this Agreement unless the Board of Directors and each Strategic Partner consent in writing to such action; provided that the Board of Directors shall not consent to any amendment
        --------
which would adversely affect the Strategic Partners' right to designate a Director or remove, or fill any vacancy created with respect to, any Director entitled to be designated by a Strategic Partner as set forth in Sections 3.2, 3.3, 3.4 and 3.5 of this Agreement.

          3.8  Termination of Voting Agreements.  The voting agreements in
               --------------------------------
Sections 3.2, 3.3, 3.4, 3.5 and 3.7 shall terminate with respect to each Strategic Partner, the date when such Strategic Partner and its Permitted Transferees and their respective Affiliates no longer own in the aggregate the number of shares of the issued and outstanding Common Stock required to maintain the status of a Strategic Partner.

                                  ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

          4.1  Amendment and Modification.  This Agreement may be amended or
               --------------------------
modified, provided that such amendment is set forth in a writing executed and agreed to by each Strategic Partner; provided, however, that (a) an amendment to
                                     --------  -------
Section 2.4 is effective only with the consent of the holders of 66 2/3% of the shares outstanding of Common Stock on a fully diluted basis (including Securities owned by the Strategic Partners and their Affiliates) and (b) amendments to this Agreement that (i) the Board of Directors have reasonably determined do not adversely affect the Investors, (ii) are required or contemplated by this Agreement, (iii) are reasonable and necessary or appropriate in the sole discretion of the Board of Directors to continue the qualification of the Company as a corporation under the laws of any state, (iv) are advisable in the opinion of the Board of Directors to cure any ambiguity in any provision herein, or (v) are required to effect a change in the name of the Company, in the registered office or registered agent of the Company or in the location of the principal place of business of the Company, may be made by the Board of Directors without consent of the Investors. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. Notwithstanding the foregoing, any Strategic Partner may forfeit the right to designate a Director pursuant to this Agreement, the Certificate of Incorporation or Bylaws by so indicating in writing.

          4.2  Successors and Assigns; Entire Agreement.  Subject to the
               ----------------------------------------
restrictions on Transfers set forth in this Agreement, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Agreement constitutes the entire agreement and understanding among the parties and their affiliates as to the subject matter hereof and merges and supersedes all prior contracts, agreements, discussions and understandings of any and every nature among them, whether oral or written.

          4.3  Severability.  In the event that any provision of this Agreement
               ------------
or the application of any provision hereof to any person or circumstance is declared to be illegal, invalid or otherwise unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by law.

          4.4  Notices.  Except as expressly set forth to the contrary in this
               -------
Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the person to receive it. All notices, requests, and consents to be sent to an Investor or Permitted Transferee must be sent to or made at the addresses given for that Investor or Permitted Transferee in the stock record book of the Company. Any notice, request, or consent to the Company or the Board of Directors must be given to the directors at the following address:

               ICG Capital Group, Inc.
               800 The Safeguard Building
               435 Devon Park Drive
               Wayne, PA  19087
               Fax No.:  610-989-0112
               Attn:  Walter W. Buckley

               With copies to:

               Dechert Price & Rhoads
               1717 Arch Street
               4000 Bell Atlantic Tower
               Philadelphia, PA  19103
               Fax No.:  215-994-2222
               Attn:  Henry N. Nassau, Esq.

          Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          4.5  Indemnification.  To the fullest extent permitted by law, each
               ---------------
Investor and Permitted Transferee shall indemnify the Company, each Director and each other Investor and Permitted Transferee and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Investor or Permitted Transferee of this Agreement.

          4.6  Governing Law. The validity, performance, construction and
               -------------
effect of this Agreement is governed by and shall be construed in accordance with the laws of the state of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this agreement to the law of another jurisdiction.

          4.7  Resolution of Disputes.
               ----------------------

               (a) If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the dispute between them within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such disputes shall be resolved in the manner set forth in subsections (b) through (d) below.

               (b) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 Dollars (a "Summary Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules") for as long as such rules are in effect. Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum,
(v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement or any other agreement executed in connection herewith or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

               (c) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 Dollars (a "Proceeding"), arising out of or relating to this Agreement or any other agreement executed in connection herewith or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

               (d) If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of the Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Company's principal place of business by three arbitrators, at least one of whom shall be knowledgeable in general business practices, one of whom shall be an attorney and one of whom shall be a member of a "Big Five" accounting firm familiar with businesses engaged in asset management. Judgment upon the arbitrators, award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

               (e) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

          4.8  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and exhibits refer to exhibits attached hereto.

          4.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original as if all signing parties had signed the same document, and all of which taken together shall constitute one and the same instrument.

          4.10  Further Assurances.  In connection with this Agreement and the
                ------------------
transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

          4.11  Remedies.  In the event of a breach or a threatened breach by
                --------
any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          4.12  Effect of Waiver or Consent.  A waiver or consent, express or
                ---------------------------
implied, to or of any breach or default by any person in the performance by that person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the Company. Failure on the part of a person to complain of any act of any person or to declare any person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that person of its rights with respect to that default until the applicable statute-of-limitations period has run.

          4.13  Party No Longer Owning Securities.  If a party hereto ceases to
                ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor or Permitted Transferee for purposes of this Agreement.

          4.14  No Effect on Employment.  Nothing herein contained shall
                -----------------------
confer on any Investor the right to enter into or remain in the employ of the Company or any of its Affiliates.

          4.15  Pronouns.  Whenever the context may require, any pronouns used
                --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          4.16  Termination.  This Agreement will terminate (a) upon the
                -----------
written agreement of all of the Investors or Permitted Transferees who are still parties hereto or (b) when all of the Investors and Permitted Transferees except any one Investor or Permitted Transferee no longer hold any Securities of the Company or (c) upon consummation of a Public Offering.

          4.17  Reliance on Authority of Person Signing Agreement.  If an
                -------------------------------------------------
Investor or Permitted Transferee is an Entity, the other Investors and Permitted Transferees shall:

               (a) not be required to determine the authority of the person signing this Agreement to make any commitment or undertaking on behalf of such Entity or to determine any fact or circumstance bearing upon the existence of the authority of such Entity or to determine any fact or circumstance bearing upon the existence of the authority of such person;

               (b) be entitled to rely on the authority of the person signing this Agreement with respect to the voting of the Securities of such Entity and with respect to the giving of consent on behalf of such Entity in connection with any matter for which consent is permitted or required under this Agreement; and

               (c) be entitled to rely upon the authority of any general partner, joint venturer, trustee, or president or vice president, as the case may be, of any such Entity the same as if such person were the person originally signing this Agreement on behalf of such Entity.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                         ICG CAPITAL GROUP, INC.



                         By: /s/ Walter W. Buckley
                            -----------------------------------
                         Name:  Walter W. Buckley
                         Title:  President & CEO

                         SAFEGUARD SCIENTIFICS (DELAWARE), INC.



                         By: /s/ Michael W. Miles
                            -----------------------------------
                         Title:  Vice President


                         SAFEGUARD 98 CAPITAL, L.P.
                         By: Safeguard Delaware, Inc., General Partner



                         By: /s/ Michael W. Miles
                            -----------------------------------
                         Title:  Vice President


                         COMCAST ICG, INC.



                         By: /s/ Julian A. Brodsky
                            -----------------------------------
                         Title:  Vice Chairman


                         CPQ HOLDINGS, INC.




                         By: /s/ Linda S. Auwers
                            -----------------------------------
                         Title:  Secretary

                         INTERNET ASSETS, INC.



                         By: /s/ Bader F. Al-Rezaiham
                            -----------------------------------
                         Title:  President/Director



                         GENERAL ELECTRIC CAPITAL CORPORATION




                         By: /s/ Scott Gould
                            -----------------------------------
                         Title:  Regional Operations Manager


                         TECHNOLOGY LEADERS II, L.P.





                         By: /s/ Jordan B. Savitch
                            -----------------------------------
                         Title:  Assistant Secretary


                         TL VENTURES SECOND CORPORATION





                         By: /s/ Jordan B. Savitch
                            -----------------------------------
                         Title:  Assistant Secretary